Exhibit 99.1

NOTICE OF CONVERSION

Convertible Promissory Notes Issued by AURI, Inc.

Pursuant to Section 1.4 and Exhibit A

Date of Conversion: April 8, 2026

To:	AURI, Inc.
1712 Pioneer Ave., Ste. 500
Cheyenne, WY 82001
Attention: Edward I. Vakser, CEO

From:	GTII Receivership Estate
120 State Ave NE, Suite 1014
Olympia, WA 98501
Attention: Paul Strickland, Receiver

Dear Mr. Vakser:

The undersigned, GTII Receivership Estate (the “Holder”), as assignee of MSC Capital Advisors LLC pursuant to that certain Note Assignment and Partial Debt Settlement Agreement dated April 8, 2026, hereby elects to convert a portion of the outstanding principal and accrued interest under the Convertible Promissory Notes described below (collectively, the “AURI Notes”) into the maximum number of shares of common stock of AURI, Inc. (“Borrower”) available for issuance from the Borrower’s authorized but unissued shares, in accordance with the terms and conditions set forth therein.

1. The AURI Notes

Note	Issue Date	Maturity Date	Principal	Purchase Price
AURI Note 1	Oct 18, 2024	Oct 18, 2025*	$100,000.00	$35,000.00
AURI Note 2	Mar 25, 2025	Mar 25, 2026**	$25,000.00	$10,000.00

* AURI Note 1 is past its maturity date and is currently in default.

** AURI Note 2 is past its maturity date and is currently in default.

2. Share Availability

Per OTC Markets disclosure, the Borrower’s current share structure is as follows:

Authorized Shares	10,000,000,000
Issued and Outstanding	9,158,757,471
Available for Issuance (Unissued)	841,242,529

Because the Borrower has only 841,242,529 shares available for issuance from its authorized but unissued common stock, the Holder elects to convert the maximum amount of debt that can be satisfied by the issuance of all 841,242,529 available shares.

3. Conversion Terms

Pursuant to Section 1.2 of each AURI Note, the Variable Conversion Price equals twenty-five percent (25%) of the Market Price (the closing price of AURI common stock on the trading day immediately preceding the Conversion Date), representing a seventy-five percent (75%) discount to market.

Conversion Date	April 8, 2026
Market Price (closing April 7, 2026)	$0.0002
Variable Conversion Price (25% × Market Price)	$0.00005
Maximum Available Shares (Unissued)	841,242,529
Shares Requested	841,242,529
Conversion Amount (841,242,529 × $0.00005)	$42,062.13
% of Current Issued and Outstanding	9.19%
% of Post-Conversion I/O (10,000,000,000)	8.41%

4. Conversion Amount Allocation

The Holder elects to apply the Conversion Amount of $42,062.13 against AURI Note 1 as follows:

Accrued Interest Converted (8% regular + 22% default)	$18,367.12
Principal Converted	$23,695.00
Total Conversion Amount	$42,062.13

Note 1 Remaining Principal After Conversion	$76,305.00
Note 2 Remaining (unconverted, principal + interest)	$27,210.96
Total Remaining Debt After Conversion	$103,515.96

5. Shares to Be Issued

The Holder hereby requests that the Borrower issue 841,242,529 shares of AURI, Inc. common stock ($0.001 par value) to the Holder, representing all available authorized but unissued shares of common stock. Upon issuance, these shares will represent approximately 8.41% of the post-conversion issued and outstanding shares (10,000,000,000 total), which is within the 9.99% beneficial ownership limitation.

The Borrower shall issue and deliver (or cause to be issued and delivered) certificates for the shares of Common Stock issuable upon this conversion within three (3) business days after receipt of this Notice of Conversion, in accordance with Section 1.4(b) of the AURI Notes.

6. Delivery Instructions

The Holder requests that the shares of Common Stock issuable upon this conversion be delivered in electronic book-entry format and held at the Borrower’s transfer agent in the name of:

Registered Holder: GTII Receivership Estate

Attention: Paul Strickland, Receiver

Address: 120 State Ave NE, Suite 1014, Olympia, WA 98501

The Holder requests that the transfer agent issue a Direct Registration System (DRS) statement confirming the electronic book-entry position to the Holder at the address above. In the event electronic book-entry is unavailable, the Holder requests physical stock certificates be delivered to:

GTII Receivership Estate

120 State Ave NE, Suite 1014

Olympia, WA 98501

7. Beneficial Ownership Representation

As of the date hereof, and after giving effect to this conversion, the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unconverted portion of the AURI Notes) does not exceed 9.99% of the number of shares of Common Stock outstanding as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Holder is not currently the beneficial owner of any shares of AURI, Inc. common stock. The 841,242,529 shares requested herein represent approximately 8.41% of the 10,000,000,000 post-conversion issued and outstanding shares, which is within the 9.99% beneficial ownership limitation set forth in Section 1.1 of the AURI Notes.

8. Demand for Authorized Share Increase

The Holder notes that after issuance of the 841,242,529 shares requested herein, the Borrower will have zero (0) authorized but unissued shares remaining. The total remaining unconverted debt under the AURI Notes is $103,515.96.

Pursuant to Section 1.3 of each AURI Note, the Borrower is required at all times to have authorized and reserved four and one half (4.5) times the number of shares issuable upon full conversion of the Notes. At the current Conversion Price of $0.00005 per share, full conversion of the remaining $103,515.96 would require approximately 2,070,319,115 shares, with a 4.5x reserve of approximately 9,316,436,017 shares.

The Borrower’s failure to maintain the Reserved Amount constitutes an Event of Default under Section 3.2 of the AURI Notes. The Holder hereby demands that the Borrower immediately increase its authorized shares to a level sufficient to satisfy the reserve requirement and permit conversion of the full remaining balance.

9. Additional Provisions

This Notice of Conversion is irrevocable. The Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional in accordance with Section 1.4(b) of the AURI Notes.

Failure to deliver the Common Stock within three (3) business days of receipt of this Notice shall result in the accrual of a Fail to Deliver Fee of $500 per day in accordance with Section 1.4(d) of the AURI Notes.

Borrower’s Obligation to Disclose Convertible Debentures Under Alternative Reporting Standard. The Borrower is subject to the OTC Markets Group Alternative Reporting Standard (“ARS”) applicable to Pink Market issuers. Under the ARS Disclosure Guidelines, the Borrower is required to list and describe all issuances of promissory notes, convertible notes, or convertible debentures for the last two completed fiscal years and any subsequent interim period. The Borrower must disclose (i) the date of execution of each note or agreement, (ii) a description of the reason for issuance, (iii) the outstanding balance and any accrued interest, (iv) the maturity date, and (v) the conversion terms for each instrument. This disclosure must include all issued or outstanding convertible debt at any time during the last complete fiscal year and any interim period between the last fiscal year end and the date of the Borrower’s management certification. The Holder hereby demands that the Borrower include the AURI Notes and this conversion in its next ARS disclosure filing and management certification, reflecting the assignment to the GTII Receivership Estate, the outstanding balances (both pre- and post-conversion), the default status of both Notes, and the conversion terms set forth herein. Failure to make such disclosure may constitute a violation of the Borrower’s obligations under OTC Markets reporting requirements.

Convertible Debenture Disclosure Under Alternative Reporting Standard. The Borrower reports under the OTC Markets Alternative Reporting Standard and is subject to the Pink Basic Disclosure Guidelines. Under these guidelines, the Borrower is required to disclose in its periodic filings and Management Certification a complete table of all outstanding convertible promissory notes, convertible debentures, and any other debt instruments convertible into a class of the Borrower’s equity securities. The required disclosure must include, for each instrument: (i) the date of note issuance; (ii) the principal amount at issuance; (iii) the outstanding balance, including accrued interest; (iv) the maturity date; (v) the conversion terms, including the pricing mechanism for determining conversion into shares; (vi) the number of shares converted to date; (vii) the total number of potential shares issuable upon full conversion of the outstanding balance, calculated without regard to any beneficial ownership blockers or limitations; (viii) the name of the noteholder; and (ix) the reason for issuance.

The Holder hereby places the Borrower on notice that the AURI Notes, as assigned to the GTII Receivership Estate, must be disclosed in the Borrower’s next Management Certification and in all subsequent periodic disclosures filed with OTC Markets for so long as any balance remains outstanding. The Holder’s name (GTII Receivership Estate, as assignee of MSC Capital Advisors LLC) must appear as the current noteholder. The Borrower’s failure to accurately disclose the AURI Notes, the identity of the Holder, the outstanding balance, or the conversion terms in its OTC Markets filings may constitute a material omission and could result in the Borrower’s loss of Current Information status on OTC Markets, relegation to the “Limited Information” or “No Information” tier, and potential enforcement action by OTC Markets Group.

IN WITNESS WHEREOF, the Holder has executed this Notice of Conversion as of the date first set forth above.

HOLDER:

GTII RECEIVERSHIP ESTATE

Paul Strickland
Receiver, GTII Receivership Estate
Date: April ____, 2026